                                 Exhibit 10.26

Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions marked by [**] have been separately filed with the Commission.


                          TRANSPONDER LEASE AGREEMENT
                          ---------------------------


     THIS AGREEMENT, made and entered into this 29th day of April, 1996, by and
                                                ----        -----
between Microspace Communications Corporation, a North Carolina corporation ("Microspace"), and Muzak Limited Partnership, a limited partnership with principal offices in Seattle, Washington ("Customer").

                                  WITNESSETH:

     WHEREAS, Microspace has leased C-band transponder capacity on the Satellite known as GE Satcom C-5; and

     WHEREAS, Customer desires to use part of the transponder capacity leased by Microspace for the purpose of SCPC transmission; and

     WHEREAS, Microspace desires to provide such Service to Customer pursuant to the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein made, the Parties, intending to be legally bound, hereby mutually agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings:

     1.01  "Agreement" means this Agreement.

     1.02 "C-5" means the domestic communications satellite designed to operate in the C-band, positioned at the 139 degrees W.L. orbital position.

     1.03 "Microspace's Transponder" means that portion of a transponder or transponders on C-5 leased by Microspace.

     1.04 "Parties" means the signatories to this Agreement and a "Party" means one of such signatories.

     1.05  "Transponder" or "Transponders" means Microspace's Transponder.

     1.06 "Transponder Failure" means with respect to Microspace's Transponder, any of the following events:

           (a) Twenty (20) or more "outage units" shall occur within any thirty
(30) consecutive days (an outage unit being an interruption of Microspace's Transponder such that an Outage Allowance is due under Article V of this Agreement);

           (b) Microspace's Transponder shall fail to meet Transponder Performance Specifications for twelve (12) consecutive days.

     1.07 "Transponder Performance Specifications" means those specifications for the design and performance of the C-5 Transponders contained in Exhibit A.

     1.08 "Transponder Spares" means certain redundant transponder equipment units which are designed as substitutes for equipment component units, the failure of which could cause a transponder to fail to meet the Transponder Performance Specifications.

     1.09 "Customer's Signal" means the complete intelligence to be transmitted to Microspace's Transponder on behalf of Customer pursuant to this Agreement.

     1.10 "Service" means the Transponder Capacity leased by Customer from Microspace.

                                  ARTICLE II

                                    SERVICE
                                    -------

     2.01  Transponder Service.  Beginning in 1991, Customer took full-time
           -------------------
Service from Microspace as specified in Exhibit B, "Technical Specifications",
Part 1, "Individual SCPC Specifications." During the term of this Agreement, Microspace shall provide transponder capacity to Customer, subject and according to the terms hereof, on a full-time (24 hours a day, 7 days a week) basis.

     2.02  Orbital Location.  Customer's Transponder Capacity shall be provided
           ----------------
on C-5 satellite from the 139 degrees W.L. orbital location.

     2.03  Uplink Facilities.  Microspace shall provide transmitting equipment
           -----------------
and related facilities (hereinafter "Uplink Facilities") sufficient to transmit Customer's Signals from the ground to Microspace's Transponder subject to the following conditions:

           (a) The Uplink Facilities shall be located in or near Raleigh, North Carolina;

           (b) Microspace will provide, operate and maintain transmitting equipment which will be capable of sending Customer's

Signal to Microspace's Transponder if Customer's Signal is configured so that it is technically compatible with the transmitting equipment provided by Microspace;

           (c) Microspace will operate the Uplink Facilities in a reasonable manner consistent with the type of equipment located thereon. Unless Microspace commits an intentional breach, it will not be liable for consequential damages for breach of this provision. As used herein, "consequential damages" includes revenues lost to Customer as a result of the inability of Customer to transmit Customer's Signal but does not mean the costs incurred by Customer in replacing damaged property or in securing replacement facilities or replacement transponder capacity;

           (d) Customer will adhere to all reasonable rules and regulations established by Microspace for the Uplink Facilities, including, but not limited to, access by third persons;

           (e) Microspace will provide Customer space within a building at the Uplink Facilities sufficient to accommodate modulation equipment required for transmission of Customer's channels as defined in the Exhibits of this Agreement. Customer will pay no rent for said space. Additional rack space will be leased to Customer, if requested, at rates to be agreed upon, subject to space available:

               (i) All taxes or assessments which are incurred as the result of the installation and operation of Customer's equipment will be paid by Customer in a timely manner;

              (ii) Microspace will provide electric power and temporary emergency backup electrical power for the operation of Customer's equipment without charge. Microspace will use all reasonable efforts to maintain a suitable environment within the building to support the operation of standard electrical devices typically installed in Uplink Facilities;

             (iii) Microspace will not be responsible for damage to or destruction of Customer's equipment located at the Uplink Facilities unless the damage or destruction is caused by Microspace's gross negligence or willful misconduct.

                                  ARTICLE III

                                 SERVICE TERM
                                 ------------

     3.01  Term.  Customer began taking Service as provided herein for a term
           ----
commencing in 1991 and continuing until the Expiration Date, as defined below:

The information below marked by [**] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


     "Expiration Date": Upon the earlier to occur:

           (a) June 30, 1998; or

           (b) The termination or cancellation of this Agreement as provided in
Article X of this Agreement.

                                  ARTICLE IV

                     MONTHLY CHARGE AND METHOD OF PAYMENT
                     ------------------------------------

     4.01  Monthly Charge.  Customer shall pay to Microspace monthly, in
           --------------
advance, the sum of [**].

           If the term should not commence on the first day of a month or end on the last day of a month, the monthly charge for the fractional part of the month shall be calculated at a daily rate of one-thirtieth of the monthly charge specified in the above paragraph.

           All payments shall be made to Microspace at its address as designated in Paragraph 13.08 and shall be deemed to be made upon receipt thereof by Microspace. Microspace shall assess a late payment charge of one and one-half percent (1.5%) compounded monthly on payments received after the due date.

     4.02  [**].

                                   ARTICLE V

                INTERRUPTION OF TRANSMISSIONS OVER TRANSPONDERS
                -----------------------------------------------

     5.01  Outage Allowance.  If applicable, Microspace shall grant Customer an
           ----------------
Outage Allowance, as follows:

           If an "Outage Allowance Failure Period" (as defined below) occurs, then for each full hour of such Outage Allowance Failure Period Microspace shall grant Customer a pro rata Outage Allowance based upon the monthly charge for Customer's Transponder Capacity and the length of the Outage Allowance Failure Period, calculated pursuant to the equation below. Any such Outage Allowance shall be applied to the next succeeding monthly billing to Customer and shall not in any case exceed one month's standard billing. As used herein, "Outage Allowance Failure Period" shall mean the aggregate period (in hours) -- only where such aggregation exceeds twelve (12) hours during any consecutive thirty (30) day period -- during which a Transponder Capacity Failure(s) occurs. For purposes of this Agreement, A Transponder Capacity Failure shall be measured from the time Microspace receives notice from Customer of the Transponder Capacity Failure until the time the Transponder has been restored to operation, but shall not begin in any event until Customer ceases to use Customer's Transponder Capacity.

 Outage Allowance = Outage Allowance Failure Period (In Hours) X Monthly Lease
 -----------------------------------------------------------------------------
                                    Payment
                                    -------
                                720 Hours/Month

           In no case shall an Outage Allowance be made for any Transponder Capacity Failure related to: (i) any failure on the part of Customer to perform its transmission or other material or operational obligations pursuant to this Agreement, (ii) failure of facilities provided by Customer, (iii) reasonable periodic maintenance, (iv) interference from third party transmissions or usage,
(v) cooperative testing, except where trouble or fault is found in the Transponder or (vi) any other act or failure to act by Customer.

     5.02  Resolution of Credit Disputes.  In the event that Microspace and
           -----------------------------
Customer cannot agree on the amount of credit due Customer following an interruption, Customer may withhold payment of the disputed amount until Microspace and Customer resolve the dispute; provided, however, that should a credit dispute or disputes arise totaling two months Service fees or more in the aggregate, Microspace or Customer may cancel this Agreement on thirty (30) days written notice and pursue all legal remedies available to resolve the dispute, including claims of breach for wrongful termination.

                                  ARTICLE VI

                            TRANSPONDER PROTECTION
                            ----------------------

     6.01  Restoration of Service.  If Microspace's Transponder suffers a
           ----------------------
Transponder Failure, Customer shall remain bound by this Agreement if Microspace's Transponder is restored within two hundred forty (240) hours using a Transponder Spare or unused transponder per the underlying lease agreement.

          If it is not so restored, Customer may terminate this Agreement immediately and without any notice to Microspace. In the event that the Satellite is prematurely removed from service and if Microspace has, pursuant to the underlying lease, preferential rights to replacement transponder capacity on a successor satellite, Customer shall have the corresponding right to sublease transponder service from Microspace on such successor satellite.

                                 ARTICLE VII

                        TRACKING, TELEMETRY AND CONTROL
                        -------------------------------

     7.01 Throughout the term of this Agreement, GE shall be responsible for all the functions of Tracking, Telemetry and Control ("TT&C") including, without limitation, stationkeeping, attitude control, and other satellite maintenance and switching functions.

                                 ARTICLE VIII

                          REPORTS AND COMMUNICATIONS
                          --------------------------

     Microspace shall provide Customer with the following reports regarding the operation of the satellite and the associated TT&C facilities:

     8.01  Anomalous Operation Notification.  Microspace shall notify Customer
           --------------------------------
as soon as possible by telephone with prompt written confirmation of any significant incidents that have been brought to its attention by GE which have a material effect on Microspace's Transponder. Microspace also shall notify Customer promptly of any circumstances that are brought to its attention which make it clearly ascertainable or predictable that any of the incidents described in this section will occur.

     8.02  Maneuver Notification.  Microspace shall notify Customer of all non-
           ---------------------
emergency maneuvers of The Satellite which would result in a change in the orbital location of The Satellite within two (2) days of receiving notification of the same from GE.

                                  ARTICLE IX

                              USE OF TRANSPONDERS
                              -------------------

     9.01  Use of and Right of Transponders.  Customer shall have the right to
           --------------------------------
use the Service, including transponder channels, provided hereunder for any lawful purpose.

                                   ARTICLE X

                                  TERMINATION
                                  -----------

     10.01 Termination by Customer.  Anything set forth herein to the contrary
           -----------------------
notwithstanding, upon the occurrence of any of the following events Customer may terminate this Agreement within ninety (90) days of actual knowledge of the events giving rise to the right to termination:

           (a) Breach or Default.  If Microspace commits a material breach or
               -----------------
default of any of the provisions of this Agreement and such breach or default has not been cured within thirty (30) days after receipt by Microspace of Customer's notice of such breach or default;

           (b) Governmental Restrictions.  If the performance of this Agreement
               -------------------------
pursuant to the terms hereof has been prohibited by any federal, state or local court, governmental or regulatory body, and Service has been interrupted for a period of two hundred forty (240) hours or more as a result.

     10.02 Termination Notice.  Anything set forth herein to the contrary
           ------------------
notwithstanding, upon the occurrence of any of the following events Microspace may terminate this Agreement upon ten (10) days prior notice of intent to terminate to Customer:

           (a) Breach or Default.  If Customer commits a material breach or
               -----------------
default of any of the provisions of this Agreement, including, but not limited to a failure to pay timely the monthly charge due under Article IV, and such breach or default has not been cured within thirty (30) days after receipt by Customer of Microspace's notice of such breach or default;

           (b) Governmental Restrictions.  If performance of this Agreement
               -------------------------
pursuant to the terms hereof has been prohibited by any federal, state or local court, governmental or regulatory body, and performance by Customer has been interrupted for a period of two hundred forty (240) hours or more as a result.

     10.03 Termination by Microspace Without Notice.  Microspace can terminate
           ----------------------------------------
this Agreement immediately if the underlying transponder lease terminates for reasons beyond the control of Microspace. Termination of the underlying lease shall not be deemed to be beyond the control of Microspace if it results from a default of said lease by Microspace and said default has been acknowledged as such in writing by Microspace or judicially determined to be such.

     10.04 Damages.  A termination of this Agreement under Sections 10.01(a) and
           -------
10.02(a) shall not limit a Party's right or ability to recover damages occasioned to such Party as a result of the other Party's breach of this Agreement.

                                  ARTICLE XI

                                    DEPOSIT
                                    -------

     11.01 Deposit.  No deposit required.
           -------

                                  ARTICLE XII

                  INDEMNIFICATION AND LIMITATION OF LIABILITY
                  -------------------------------------------

     12.01 Limitation of Liability.
           -----------------------

           (a) Neither Party shall not be liable for any failure of performance hereunder due to causes beyond its control, including but not limited to acts of God; fire, flood or other catastrophes; any law, order, regulation, direction, action or request of the United States government, or of any other government, including state and local governments having jurisdiction over such Party, or of any department, agency, commission, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority, national emergencies, insurrections; riots, wars, or strikes, lockouts, work stoppages or other labor difficulties;

           (b) Except with respect to an intentional breach by Microspace of
Section 2.02 or Section 13.15, the liability of Microspace for damages or losses of any kind arising out of its furnishing Service to the Customer hereunder shall not include consequential damages, as defined in Section 2.02 above;

           (c) Microspace shall not be liable for any act or omission of any other entity furnishing to the Customer facilities or equipment used with the Service nor shall Microspace be liable for any damages or losses due to the fault or negligence of the Customer or to the failure of Customer-provided equipment or facilities.

     12.02 Indemnification by Customer.  Customer shall indemnify and hold
           ---------------------------
Microspace and its affiliates, its and their officers, employees or agents, or any of them, whether acting through Microspace or otherwise, harmless from and against:

           (a) Use by Customer.  All loss, liability, damage and expense,
               ---------------
including reasonable counsel fees due to claims for libel, slander, infringement of copyright arising from the material transmitted by Customer over Microspace's facilities; and any other claim resulting from any negligent or wrongful act or omission of Customer or patrons of Customer and relating to the Service furnished by Microspace;

           (b) Misrepresentation, Breach, etc.  Any and all damages occasioned
               ------------------------------
by, arising out of or resulting from any material misrepresentation, intentional breach of warranty or covenant, or intentional default or intentional nonfulfillment of any agreement on the part of Customer under this Agreement or under any certificate, agreement, exhibit, schedule or other instrument furnished to

Microspace pursuant to this Agreement or in connection with any of the transactions contemplated hereby;

           (c) Defense of Third Party Claims.  Microspace shall notify Customer
               -----------------------------
within ten (10) days of its being served with a lawsuit, and otherwise within thirty (30) days of its actual knowledge of the occurrence of any event, or of its discovery of any facts, which in its opinion entitle or may entitle it to indemnification from a third party claim under this Article. Microspace's failure to do so shall preclude it from seeking indemnification hereunder unless such failure has not prejudiced the Customer's ability to defend such claim. Customer shall promptly defend such claim by counsel of its own choosing at its own cost and expense and Microspace shall cooperate with Customer in the defense of such claim including the settlement of the matter on the basis stipulated by Customer (with Customer being responsible for all costs and expenses of such settlement). If Customer within reasonable time after notice of a claim fails to defend Microspace, Microspace shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of Customer;

           (d) Right to Defend.  If there is a reasonable probability that
               ---------------
resolution of a claim in the manner provided in paragraph (c) above will materially and adversely affect Microspace, Microspace shall have the right, at its own cost and expense, to defend, compromise or settle such claim against it;

           (e) Claim Against Third Party. If the facts giving rise to
               -------------------------
indemnification hereunder shall involve a possible claim by Microspace against a third party, Microspace shall have the right, at its own costs and expense, to undertake the prosecution, compromise and settlement of such claim;

           (f) Release.  Customer shall not, without Microspace's consent,
               -------
settle or compromise any claim or consent to any entry of judgment which does not include as a term thereof an unconditional release by the claimant or plaintiff of Microspace from all liability with respect to such claim.

                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

     13.01 Public Notice, Confidentiality and Proprietary Information.
           ----------------------------------------------------------
Notwithstanding any termination of this Agreement, Microspace and Customer shall hold in confidence the information contained in this Agreement, and Microspace and Customer hereby acknowledge that all information related to this Agreement is confidential and proprietary and is not to be disclosed to third persons, without the prior consent of both Microspace and Customer. Neither Microspace nor Customer shall disclose to any third party the existence of, or any of the terms and provisions of, this Agreement except as provided in this Section 13.01. Neither Party shall issue a public notice or a news release concerning this Agreement and the transactions contemplated hereby without the prior approval of the other Party, which approval shall include the right to approve the form, content and timing of any such release. To the extent that either Party discloses additional information which it considers proprietary, it shall identify such information as proprietary when disclosing it to the other Party by marking it clearly and conspicuously as proprietary information; provided, however, that Microspace understands and agrees that the names and locations of Customer's patrons and affiliates are confidential and proprietary and need not be identified as such at the time of disclosure to Microspace. Any proprietary disclosure to either Party, if made orally, shall be promptly confirmed in writing and identified as proprietary information, if the disclosing Party wishes to keep such information proprietary under this Agreement. Any such information disclosed under this Agreement shall be used by the recipient thereof only in its performance under this Agreement. Notwithstanding the foregoing, neither Party shall be liable for disclosure or use of such proprietary information (but shall notify the other Party prior to such disclosure or use) which is:

           (a) Applicable Law.  Required to be disclosed to the extent necessary
               --------------
to comply with law or the valid order of a governmental agency or court of competent jurisdiction;

           (b) Internal Business Matter.  Disclosed as part of its normal
               ------------------------
procedures to its officers, directors, parent company, auditors and attorneys, each of whom shall agree to be bound by the provisions and spirit of this Section;

           (c) Enforcement of Rights.  Disclosed in order to enforce its rights
               ---------------------
and perform its obligations pursuant to this Agreement;

           (d) Financing and Disposition.  Disclosed to the extent necessary as
               -------------------------
part of a sale, lease or financing arrangement, to its purchasers, lessees, investment bankers, independent auditors or legal counsel and their agents, representatives or independent contractors or any financial institution; provided, however, that such parties shall agree in writing to be bound by the provisions and spirit of this Section;

           (e) Public Information.  Available or becomes available to the public
               ------------------
from a source other than the receiving Party before or during the period of this Agreement, is lawfully obtained by the receiving Party from a third party or parties, or is known by the receiving Party prior to such disclosure;

           (f) Release.  Released without restrictions in writing by the
               -------
disclosing Party; or

           (g) Independent Development.  At any time developed by the receiving
               -----------------------
Party completely independently of and prior to any such disclosure or disclosures from the disclosing Party when such development can be documented to have occurred prior to a disclosure. No license to the other Party, under any patents, is granted or implied by conveying proprietary information or other information to that Party.

           Notwithstanding the foregoing, the existence (but not the material terms) of this Agreement may be disclosed to the patrons and affiliates of Customer to the extent necessary to establish proper transmission of music and other communications services to such individuals and entities through the leased transponder channels.

     13.02 Not Fiduciaries.  Nothing contained in this Agreement shall be deemed
           ---------------
or construed by the Parties hereto or by any third party to create any rights, obligations or interests in third parties; to create the relationship of principal and agent, partnership or joint venture or of any other fiduciary relationship or association between the Parties.

     13.03 Waiver.  No failure on the part of either Party to notify the other
           ------
Party of any noncompliance hereunder, and no failure on the part of either Party to exercise its rights hereunder shall prejudice any remedy for any subsequent noncompliance, and any waiver by either Party of any breach or noncompliance with any term or condition of this Agreement shall be limited to the particular instance and shall not operate or be deemed to waive any future breaches or noncompliance with any term or condition. All remedies and rights hereunder and those available in law or in equity shall be cumulative and the exercise by a Party of any such right or remedy shall not preclude the exercise of any other right or remedy available under this Agreement in law or in equity.

     13.04 Assignment and Binding Effect.  This Agreement may be assigned by
           -----------------------------
either Party to a third party during the term of this Agreement without the written consent of the other Party.

     13.05 Taxes.  Customer shall not be responsible for any taxes and similar
           -----
liabilities, including sales, use, income and personal property taxes, which may be required under any federal, state or local laws with respect to the Transponders used by Customer hereunder.

     13.06 Expenses.  Except as otherwise provided herein, each Party hereto
           --------
shall bear its own expenses incurred in connection with the transactions pursuant to this Agreement.

     13.07 Construction.  This Agreement shall be construed and enforced in
           ------------
accordance with the internal substantive laws of the State of North Carolina except for conflicts of laws. The Parties hereby consent and submit to the jurisdiction of the federal and state courts located in the State of North Carolina, and any action or suit under this Agreement may be brought by the Parties in any federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of North Carolina. The Parties shall not raise in connection therewith, and hereby waive, any defenses based upon the venue, the inconvenience of the forum, the lack of personal jurisdiction, the sufficiency of Service of process or the like in any such action or suit brought in the State of North Carolina. If any action or proceeding is brought for the enforcement of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in the action or proceeding, in addition to any other relief to which it or they may be entitled.

     13.08 Notices.  All necessary notices, demands, reports, orders and
           -------
requests required or permitted hereunder shall be deemed to be duly given only if and on the date sent by Federal Express, Express Mail, or other means of overnight courier services requiring a signature upon delivery, mailed by certified or registered United States mail, postage prepaid, return receipt requested, or delivered by hand and addressed as follows:

           (a) If to be given to Microspace:

               Mr. Joseph L. Amor III
               Microspace Communications Corporation
               3100 Highwoods Boulevard
               Raleigh, NC 27604

                      and

               Mr. James F. Goodmon
               Capitol Broadcasting Company
               711 Hillsborough Street
               Box 12800
               Raleigh, NC 27605

           (b) If to be given to Customer:

               Mr. Thomas J. Gentry
               Muzak DBS Division
               3100 Highwoods Boulevard
               Raleigh, NC 27604

                      and

               Mr. John R. Jester
               Muzak Limited Partnership
               400 North 34th Street, Suite 200
               Seattle, WA 98103
or to such other addresses as the Parties may specify in writing.

     13.09 Headings.  The headings of the Articles, Sections, Paragraphs and
           --------
Subparagraphs of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any provision hereof.

     13.10 Exhibits.  All Exhibits attached to this Agreement shall be deemed
           --------
part of this Agreement and incorporated herein as if fully set forth herein, and in the event of a variation or an inconsistency between this Agreement and the Exhibits attached hereto, the Agreement shall govern.

     13.11 Ambiguities.  This Agreement and the Exhibits hereto have been
           -----------
drafted jointly by the Parties and in the event of any ambiguities in the language hereof, there shall be no inference drawn in favor of either party.

     13.12 Entire Agreement.  This Agreement, including the "WHEREAS" clauses on
           ----------------
Page 1, and all Exhibits hereto, represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof, supersede all prior negotiations between such Parties, and can be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by both Parties.

     13.13 Counterparts.  This Agreement may be signed in counterpart and in
           ------------
multiple copies, and each such copy having all signatures attached thereto shall constitute an original hereof.

     13.14 Technical Support.  During the term of this Agreement, Microspace
           -----------------
will provide technical and operational support to Customer with respect to transmission frequency planning and equipment modulation configuration, transmit channel additions, software interface requirements and headend equipment interface standards.

     13.15 GE Communications Lease.  Microspace hereby affirms and agrees that
           -----------------------
it will use its best efforts properly to perform its obligations and exercise its rights under the underlying lease for the benefit of Customer as well as itself and that, as afforded by the underlying lease, in the event of its default under such lease, Customer shall have the right (contingent on approval by GE) to assume Microspace's rights and obligations under said lease to the extent necessary to provide continued access to the transponder channels leased by Customer under this Agreement. In the event of default, Microspace will use its reasonable best efforts to seek GE' consent to assignment of the transponder lease to Customer. Unless Microspace's breach of this

Section 13.15 is intentional, Microspace will not be liable to Customer for consequential damages, as defined in Section 2.02, for such breach. For purposes of this provision, Microspace shall be deemed to be in default of the underlying lease if such default is acknowledged by it in writing or is judicially determined.

     13.16 Representations and Warranties.  Microspace represents and warrants
           ------------------------------
that, as of the date hereof, its underlying lease with GE is a valid and binding lease of the Transponder channels that are the subject of this Agreement, it has performed its obligations and is in good standing, and it knows of no breach or default by GE. Each of the Parties hereto further represents and warrants to the other that, as of the date hereof, (i) it has all necessary rights and powers to enter into and fully perform this Agreement, (ii) this Agreement constitutes a valid and binding obligation of such Party, (iii) it has no knowledge of any agreement or arrangement which conflict with this Agreement or which limit or could reasonably be expected to limit the performance of its obligations under this Agreement, and (iv) it is in full compliance with all local, state, and federal laws, rules, and regulations applicable to its performance of this Agreement. In the event of a material breach of the foregoing representation and warranties, Customer (if the breaching Party) shall indemnify and hold harmless Microspace and its affiliates, its and their officers, employees or agents, or any of them, as provided in Section 12.02, and Microspace (if the breaching Party) shall indemnify and hold harmless Customer and its affiliates, its and their officers, employees or agents, or any of them, from and against any and all damages occasioned by, arising out of or resulting from such breach.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

MICROSPACE COMMUNICATIONS CORPORATION


By:  /s/ Joseph L. Amor III
   --------------------------------
   Joseph L. Amor III
   Vice President and General Manager


Attest: /s/ Shirley Adams
       ----------------------------


MUZAK LIMITED PARTNERSHIP


By:  /s/ Thomas J. Gentry
   --------------------------------
   Thomas J. Gentry
   Vice President and General Manager


Attest:  /s/ Susan A. Tyree
       ----------------------------

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